UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2010

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 24, 2010, Hewitt Associates, Inc. (“the Company”) issued a joint press release with Aon Corporation (“Aon”) announcing that they currently anticipate completing their proposed merger transaction pursuant to the previously announced Agreement and Plan of Merger, dated as of July 11, 2010, between Aon, two wholly owned subsidiaries of Aon, and the Company (the “Merger Agreement”) on or about October 1, 2010. In connection with the anticipated completion of the proposed merger transaction, the Company and Aon also announced that the election deadline for the Company’s stockholders to elect the form of merger consideration they will receive in the merger transaction has been set as 5:00 p.m., New York City time, on September 29, 2010 (the “Election Deadline”). The press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Joint Press release of the Company and Aon issued on September 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/S/ STEVEN J. KYONO
Name:	Steven J. Kyono
Title:	Senior Vice President, General Counsel and Secretary

Date: September 24, 2010

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Exhibit Index

Number	Description

99.1	Joint Press release of the Company and Aon issued on September 24, 2010.

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